SANFORD C. BERNSTEIN FUND, INC. (the "Fund")
NSAR-B Filing - One Year Ending September 30,2000
ATTACHMENT TO ITEM 77.C

(a)   A Special Meeting of Shareholders was held on September 25, 2000.

(b)   The meeting involved the following:

(i) Nomination of three new directors and re-election of six existing directors. The three nominees were Irwin Engelman, Peter W. Huber and Rosalie J. Wolf, all of whom were elected as directors of the Fund. The six existing directors, Andrew S. Adelson, Arthur Aeder, Peter L. Bernstein, Roger Hertog, William Kristol and Theodore Levitt were all re-elected as directors of the Fund.

Andrew S. Adelson             Votes For:        439,804,827
                              Votes Against:      4,910,520

Arthur Aeder                  Votes For:        439,252,974
                              Votes Against:      5,462,373

Peter L. Bernstein            Votes For:        438,889,088
                              Votes Against:      5,826,259

Irwin Engelman                Votes For:        439,667,340
                              Votes Against:      5,048,007

Roger Hertog                  Votes For:        439,065,404
                              Votes Against:      5,649,943

Peter W. Huber                Votes For:        439,310,144
                              Votes Against:      5,405,203

William Kristol               Votes For:        437,509,965
                              Votes Against:      7,205,382

Theodore Levitt               Votes For:        438,921,087
                              Votes Against:      5,794,260

Rosalie J. Wolf               Votes For:        439,607,319
                              Votes Against:      5,108,028

(ii) To approve or disapprove a new investment management agreement between the Fund on behalf of each portfolio, Alliance
Capital Management L.P. ("Alliance").

Government Short Duration     Votes For:          4,623,633
                              Votes Against:        172,928

Short Duration Plus           Votes For:         23,171,867
                              Votes Against:        219,743

New York Municipal            Votes For:         31,246,333
                              Votes Against:        414,182

Diversified Municipal         Votes For:         59,809,693
                              Votes Against:        356,314

Intermediate Duration         Votes For:        106,574,745
                              Votes Against:      1,403,327

California Municipal          Votes For:         19,845,829
                              Votes Against:        346,176

Tax-Managed International     Votes For:         88,697,754
Value                         Votes Against:        898,813

Short Duration California     Votes For:          2,949,920
Municipal                     Votes Against:         44,594


Short Duration New York       Votes For:          5,794,380
Municipal                     Votes Against:         51,642

Short Duration Diversified    Votes For:          8,844,903
Municipal                     Votes Against:         37,327

Emerging Markets Value        Votes For:         22,783,570
                              Votes Against:        143,573

International Value II        Votes For:         60,166,251
                              Votes Against:        662,158

(iii) To approve or disapprove a new shareholder servicing and administrative agreement between the Fund, on behalf of each portfolio, and Alliance.

Government Short Duration     Votes For:          4,622,087
                              Votes Against:        172,275

Short Duration Plus           Votes For:         23,097,254
                              Votes Against:        216,264

New York Municipal            Votes For:         30,971,501
                              Votes Against:        437,981

Diversified Municipal         Votes For:         59,462,042
                              Votes Against:        434,671

Intermediate Duration         Votes For:        106,224,951
                              Votes Against:      1,438,240

California Municipal          Votes For:         19,769,419
                              Votes Against:        384,518

Tax-Managed International     Votes For:         88,349,034
Value                         Votes Against:        919,926

Short Duration California     Votes For:          2,949,920
Municipal                     Votes Against:         44,594

Short Duration New York       Votes For:          5,746,608
Municipal                     Votes Against:         65,104

Short Duration Diversified    Votes For:          8,922,934
Municipal                     Votes Against:         37,327

Emerging Markets Value        Votes For:         22,740,177
                              Votes Against:        141,163

International Value II        Votes For:         59,998,478
                              Votes Against:        709,745

(iv) To approve or disapprove eliminating the fundamental investment restriction relating to investment in illiquid securities and replacing it with a non-fundamental restriction.

Government Short Duration     Votes For:          4,396,518
                              Votes Against:        321,794

Short Duration Plus           Votes For:         22,203,266
                              Votes Against:        782,565

New York Municipal            Votes For:         29,640,136
                              Votes Against:      1,193,459

Diversified Municipal         Votes For:         57,204,159
                              Votes Against:      2,110,018

Intermediate Duration         Votes For:         98,915,839
                              Votes Against:      6,189,885

California Municipal          Votes For:         19,450,211
                              Votes Against:        478,922

(v) To approve or disapprove eliminating the fundamental investment restriction relating to investment in securities of unseasoned issuers.

Government Short Duration     Votes For:          4,400,447
                              Votes Against:        325,128

Short Duration Plus           Votes For:         22,188,722
                              Votes Against:        841,086

New York Municipal            Votes For:         29,469,231
                              Votes Against:      1,213,720

Diversified Municipal         Votes For:         57,222,460
                              Votes Against:      2,007,549

Intermediate Duration         Votes For:         98,534,738
                              Votes Against:      6,463,807

California Municipal          Votes For:         19,396,368
                              Votes Against:        603,603

(vi) For each portfolio separately to ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the current fiscal year.

Government Short Duration     Votes For:          4,664,979
                              Votes Against:         94,607

Short Duration Plus           Votes For:         23,175,321
                              Votes Against:        120,803

New York Municipal            Votes For:         31,162,619
                              Votes Against:        192,569

Diversified Municipal         Votes For:         60,044,081
                              Votes Against:        296,380

Intermediate Duration         Votes For:        107,313,687
                              Votes Against:        713,152

California Municipal          Votes For:         20,111,071
                              Votes Against:         81,284

Tax-Managed International     Votes For:         88,973,578
                              Votes Against:        667,735

Short Duration California     Votes For:          2,949,920
Municipal                     Votes Against:         44,594

Short Duration New York       Votes For:          5,746,608
Municipal                     Votes Against:         65,104

Short Duration Diversified    Votes For:          8,986,200
Municipal                     Votes Against:         25,297

Emerging Markets Value        Votes For:         22,853,241
                              Votes Against:         79,180

International Value II        Votes For:         60,678,871
                              Votes Against:        273,703